EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2011

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2011.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should, could or may occur in the future, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures, operating costs and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)
the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues and expenses related to Desta Drilling, L.P., a wholly-owned subsidiary of the Company which provides contract drilling services for the Company.

Summary of Estimates

The following table sets forth actual and certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2011.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

	Year Ending December 31, 2011
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	9,989	9,736	10,272	10,500 to 10,700
Gas (Mcf)	23,478	24,846	23,859	21,500 to 25,500
Natural gas liquids (Bbls)	922	802	663	700 to 800
Total oil equivalents (BOE)	14,824	14,679	14,912	14,783 to 15,750

Differentials:
Oil (Bbls)	$(5.17)	$(2.49)	$(.40)	$(2.50) to $(3.50)
Gas (Mcf)	$1.04	$1.18	$1.40	$0.50 to $1.00
Natural gas liquids (Bbls)	$(45.76)	$(45.40)	$(32.60)	$(42.00) to $(48.00)

Costs Variable by Production ($/BOE):
Production expenses (excluding
production taxes) (a)	$14.67	$15.61	$13.84	$13.75 to $14.75
DD&A – Oil and gas properties	$17.46	$18.31	$18.25	$18.00 to $19.00

Other Revenues (Expenses):
Natural gas services:
Revenues	$409	$365	$334	$450 to $550
Operating costs	$(263)	$(285)	$(233)	$(300) to $(500)
Exploration costs:
Abandonments and impairments	$(877)	$(174)	$(1,256)	$(250) to $(750)
Seismic and other	$(1,278)	$(2,167)	$(1,842)	$(500) to $(2,500)
DD&A – Other (b)	$(193)	$(153)	$(190)	$(250) to $(350)
General and administrative (b) (c)	$(5,025)	$(5,405)	$(5,939)	$(9,600) to $(9,800)
Interest expense	$(6,412)	$(9,175)	$(8,717)	$(8,400) to $(8,600)
Other income (expense)	$1,087	$1,900	$527	$450 to $550
Gain (loss) on sales of assets, net	$13,376	$842	$(65)	-

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	36%	36%	36%	36%

Weighted Average Shares Outstanding
(In thousands):
Basic	12,156	12,162	12,163	12,163
Diluted	12,156	12,163	12,163	12,163

(a) Our current guidance for production expenses excludes production taxes. Historically, production taxes have ranged from 5% to 6 % of oil and gas sales.
(b) Excludes amounts derived from Desta Drilling, L.P.
(c) Excludes non-cash employee compensation. Fourth quarter estimates include approximately $3.7 million of discretionary cash bonuses paid or payable during the quarter.

Capital Expenditures

The following table sets forth, by area, our actual expenditures for exploration and development activities for the first nine months of 2011 and our planned expenditures for the year ending December 31, 2011.

	Actual	Planned
	Expenditures	Expenditures	2011
	Nine Months Ended	Year Ended	Percentage
	September 30, 2011	December 31, 2011	of Total
	(In thousands)
Permian Basin Area:
West Texas - Reeves	$117,000	$188,100	46%
West Texas - Andrews	98,600	111,900	27%
West Texas - Other	23,800	25,100	6%
Giddings Area:
Austin Chalk/Eagle Ford Shale	43,000	54,600	13%
Deep Bossier	4,600	14,500	4%
South Louisiana	5,300	6,800	2%
Other	5,100	6,700	2%
	$297,400	$407,700	100%

We currently plan to spend approximately $407.7 million on exploration and development activities in fiscal 2011.  Our actual expenditures during fiscal 2011 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2011.  Based on these current estimates, approximately 94% of our planned expenditures for exploration and development activities for fiscal 2011 will relate to developmental prospects, as compared to approximately 95% in fiscal 2010.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2011.  These estimates represent the approximate mid-point of the estimated production range.
	Daily Net Production for 2011
	Actual	Actual	Actual	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil (Bbls):
Permian Basin Area:
West Texas - Andrews	2,607	2,585	2,768	2,826
West Texas - Reeves	-	11	170	750
West Texas - Other	3,570	3,095	3,384	3,174
Austin Chalk/Eagle Ford Shale	3,329	3,335	3,458	3,404
South Louisiana	414	493	413	413
Other	69	217	79	33
Total	9,989	9,736	10,272	10,600

Gas (Mcf):
Permian Basin Area:
West Texas - Andrews	1,588	1,719	1,116	1,635
West Texas - Reeves	7	25	27	-
West Texas - Other	12,333	10,457	11,769	11,017
Giddings Area:
Austin Chalk/Eagle Ford Shale	1,940	2,177	1,958	2,054
Cotton Valley Reef Complex	2,953	2,931	2,955	2,250
South Louisiana	3,149	6,134	5,257	5,598
Other	1,508	1,403	777	946
Total	23,478	24,846	23,859	23,500

Natural Gas Liquids (Bbls):
Permian Basin Area:
West Texas - Andrews	364	368	124	217
West Texas - Other	255	151	242	272
Austin Chalk/Eagle Ford Shale	226	183	215	196
Other	77	100	82	65
Total	922	802	663	750

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to September 30, 2011.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:
	Oil
	Bbls (a)	Price
Production Period:
4th Quarter 2011	482,949	$87.42
2012	907,506	$95.51
2013	95,996	$91.15
2014	85,772	$91.15
2015	76,309	$91.15
2016	28,280	$91.15
	1,676,812

(a)
In September 2011, we entered into oil hedges covering 398,812 barrels of oil for production months from December 2011 through May 2016.  These hedges cover production related to a volumetric production payment in connection with the acquisition by our wholly owned subsidiary, Southwest Royalties, Inc., of the 24 limited partnerships of which it is the general partner.

In October 2011, we terminated substantially all of our existing 2012 and 2013 oil hedges for cash proceeds of $50 million.  The terminated contracts covered 2,649,000 barrels of oil production for 2012 and 1,189,000 barrels for 2013.  In addition, we terminated a hedge contract covering 490,000 MMBtu of gas production for December 2011 for cash proceeds of $1.6 million.  In November 2011, we entered into additional hedge contracts covering 800,000 barrels of oil production for 2012.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.